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                                                                  Exhibit 10.2.1

To the Securities and Exchange Commission:

     We received a letter from Arthur Andersen LLP (Andersen), dated March 29, 2002, representing that the audit was subject to their quality control system for the United States accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                   QIAGEN N.V.

                                   By:    /s/ Peer M. Schatz
                                       --------------------------------------
Dated:  March 29, 2002             Peer M. Schatz, Chief Financial Officer